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                                                              EXHIBIT (b)(10)(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-Effective Amendment No. 1 to the registration statement on Form N-4 (the "Registration Statement") of our report dated April 15, 1997, related to the consolidated financial statements of National Life Insurance Company for the 1996 and 1995 financial statements prepared in accordance with generally accepted accounting principals and of our report dated February 19, 1996, except for Notes 1, 8, 9 and 11, as to which the date is May 28, 1997 for the 1995 and 1994 financial statements prepared in accordance with practices prescribed or permitted by the State of Vermont Department of Banking, Insurance, Securities and Health Care Administration (statutory basis accounting), which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.



Price Waterhouse LLP
Montpelier, Vermont
May 28, 1997